UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

April 2, 2008
Date of Report (date of earliest event reported)

MICRON TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-10658	75-1618004
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8000 South Federal Way
Boise, Idaho 83716-9632
(Address of principal executive offices)

(208) 368-4000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 31, 2008, the Company’s joint venture subsidiary, TECH Semiconductor Singapore Pte. Ltd. ("TECH") entered into a new credit facility that enables it to borrow up to $600 million at SIBOR plus 2.5%, subject to customary covenants (the “Credit Facility”).  In addition to TECH, the parties to the Credit Facility are ABN AMRO Bank N.V., Singapore Branch, Citibank, N.A., Singapore Branch / Citigroup Global Markets Singapore Pte Ltd, DBS Bank Ltd and Oversea-Chinese Banking Corporation Limited as Original Mandated Lead Arrangers and a syndicate of banks (collectively the “Banks”).  The Credit Facility is available for drawdown from March 31, 2008 to December 31, 2008. TECH is expected to draw $220 million under the new credit facility on April 7, 2008 and retire the amount outstanding under its previous credit facility by paying off $240 million.  Payments under the new facility are due in 13 quarterly installments commencing in May 2009.  The Credit Facility is secured by all of the assets of TECH and contains customary affirmative, negative and financial covenants, including, among other requirements, negative covenants that restrict TECH’s ability to create liens, incur indebtedness, merge or consolidate, acquire or dispose of assets, make distributions, enter into transactions with affiliates, enter into restrictive agreements and financial covenants that establish applicable liquidity ratios, debt service coverage ratios and limit the maximum leverage ratios that TECH can maintain at any one time.

In addition, the Credit Facility contains events of default, that include, among others, non-payment of principal, interest or fees, violation of covenants, inaccuracy of representations or statements, cross-defaults to certain other indebtedness by TECH or the Company, bankruptcy and insolvency defaults of TECH or the Company, material adverse change to the business of TECH,  specific ownership requirements, material judgments, and non-extension of the term of the TECH joint venture.  The occurrence of an event of default could result in an increased interest rate, the acceleration of TECH’s obligations under the Credit Facility and an obligation of TECH or the Company, under certain circumstances to repay the full amount of TECH’s borrowings under the Credit Facility.

In connection with the Credit Facility, on March 31, 2008, the Company entered into a Guarantee with ABN AMRO Bank B.V., Singapore Branch, as security agent for the Banks (the “Guarantee”).  Pursuant to the terms of the Guarantee, the Company has guaranteed approximately 73% of the outstanding amount of the Credit Facility, with the Company’s obligations increasing to 100% of the outstanding amount of the Credit Facility upon the occurrence of certain conditions.  As a condition to granting the Guarantee, the Company has a second position priority interest in all of the assets of TECH behind the Banks.  Certain limited events of default under the Credit Facility will apply to the Company for as long as the Guarantee remains in place, including inaccuracy of representations and statements the Company, violation of covenants of the Company under the Guarantee, and material adverse change to the business of the Company. In addition, the Guarantee contains a limited number of covenants including requiring the obligations under the Guarantee to be pari passu with all other indebtedness of the Company, making no substantial changes to the business, and not entering into a merger where the Company is not the surviving entity or that has a material adverse affect on its ability to repay the Guarantee.

The foregoing descriptions of the Credit Facility and Guarantee are only summaries and do not purport to be complete.  The summaries are qualified in their entirety by reference to the actual agreements, which will be filed as exhibits to a future periodic or current report.

Item 2.02.	Results of Operations and Financial Condition.

On April 2, 2008, the Company announced its financial results for the quarter ended February 28, 2008.  The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under “Item 1.01, “Entry into a Material Definitive Agreement,” is incorporated herein by reference.

Item 2.05.	Costs Associated with Exit or Disposal Activities.

In the fourth quarter of fiscal 2007, the Company began pursuing a number of initiatives to drive greater cost efficiencies and revenue growth across its operations.  These initiatives include workforce reductions in certain areas of the Company as the Company’s business is realigned.  Additional initiatives include establishing certain operations closer in location to the Company’s global customers, evaluating functions more efficiently performed through partnerships or other outside relationships and reducing the Company’s overhead costs to meet or exceed industry benchmarks.

During the second quarter of fiscal 2008, the first quarter of fiscal 2008 and the fourth quarter of fiscal 2007, the Company recorded restructure charges of $8 million, $13 million and $19 million, respectively, consisting primarily of employee severance and related costs resulting from a reduction in the Company’s workforce.  The first quarter charge also included a write-down of the carrying value of certain facilities to their estimated fair values.  The Company anticipates that it will incur some level of restructure charges through the end of fiscal 2008 as it continues to implement these initiatives, but is currently unable to estimate the aggregate amount of the charges.

This Current Report on Form 8-K contains forward-looking statements regarding the date of the TECH drawdown and future restructure charges. Actual events or results may differ materially from those contained in the forward-looking statements. Please refer to the documents the Company files on a consolidated basis from time to time with the Securities and Exchange Commission, specifically the Company's most recent Form 10-K and Form 10-Q. These documents contain and identify important factors that could cause the actual results for the Company on a consolidated basis to differ materially from those contained in our forward-looking statements (see Certain Factors). Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We are under no duty to update any of the forward-looking statements after the date of this report to conform to actual results.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description
99.1	Press Release issued on April 2, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRON TECHNOLOGY, INC.

Date:	April 2, 2008	By:	/s/ D. Mark Durcan
		Name:	D. Mark Durcan
		Title:	President and Chief Operating Officer

INDEX TO EXHIBITS FILED WITH
THE CURRENT REPORT ON FORM 8-K DATED APRIL 2, 2008

Exhibit	Description
99.1	Press Release issued on April 2, 2008